As filed with the Securities and Exchange Commission on December 17, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PRIMUS GUARANTY, LTD.

(Exact name of Registrant as Specified in its Charter)

Bermuda	Not Required
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda

(Address of Principal Executive Offices)

PRIMUS GUARANTY, LTD.
2002 STOCK INCENTIVE PLAN
2004 STOCK INCENTIVE PLAN
WRITTEN COMPENSATION AGREEMENTS
WITH CERTAIN EMPLOYEES

(Full Title of the Plan)

Zachary Snow, Esq.
Primus Asset Management, Inc.
360 Madison Avenue, 23rd Floor
New York, New York 10017
(212) 697-2227

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Stephen P. Farrell, Esq.
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
(212) 309-6000
Fax: (212) 309-6001

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share			Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common shares, $0.08 par value, subject to options granted under the 2002 Stock Incentive Plan	203,125 316,250		$ $	6.94 9.76	(1) (1)	$ $	1,409,688 3,086,600
Common shares, $0.08 par value, subject to restricted share units granted under the 2002 Stock Incentive Plan	258,609			$14.44	(2)		$3,734,314
Common shares, $0.08 par value, subject to deferred shares granted under the 2004 Stock Incentive Plan	9,372			$14.44	(2)		$135,332
Common shares, $0.08 par value, granted under the 2004 Stock Incentive Plan	1,400			$13.50	(1)		$18,900
Common shares, $0.08 par value, subject to options granted under the 2004 Stock Incentive Plan	234,063			$13.50	(1)		$3,159,851
Common shares, $0.08 par value, subject to performance shares granted under the 2004 Stock Incentive Plan	351,095			$14.44	(2)		$5,069,812
Common shares, $0.08 par value, reserved for the future grant of options and other equity awards under the 2004 Stock Incentive Plan	6,000,000	(3)		$14.44	(2)		$86,640,000
Common shares, $0.08 par value, subject to restricted share units granted under written compensation agreements	456,739			$14.44	(2)		$6,595,312
Common shares, $0.08 par value, granted under written compensation agreements	761,040			$14.44	(2)		$10,989,418
Common shares TOTAL	8,591,693						$120,839,227	$14,223	(4)

(1)	Calculated pursuant to paragraph (h) of Rule 457 (based upon the price at which outstanding options may be exercised). The foregoing calculation is solely for the purpose of determining the registration fee.

(2)	Calculated pursuant to paragraphs (c) and (h) of Rule 457 (based upon the average of the reported high and low sales prices for the Registrant's common shares as reported on the New York Stock Exchange for December 10, 2004). The foregoing calculation is solely for the purpose of determining the registration fee.

(3)	Any additional common shares which may become issuable pursuant to the 2004 Stock Incentive Plan shall be covered by this Registration Statement pursuant to Rule 416(a).

(4)	Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: Proposed maximum aggregate offering price per share multiplied by 0.0001177.

EXPLANATORY NOTE

This registration statement includes a form of prospectus to be used by certain individuals, who may be deemed to be affiliates of Primus Guaranty, Ltd., in connection with the resale of common shares, which common shares are registered pursuant to this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Introductory Note to Part I of this Registration Statement on Form S-8.

Prospectus

739,053 Shares

PRIMUS GUARANTY, LTD.

Common Shares

Our principal business is selling credit protection under which we assume the risk of default on investment grade credit obligations. This prospectus relates to the resale of our common shares by our executive officers and directors. The common shares which may be sold have previously been acquired, or will be acquired, by these individuals under written compensation contracts or upon the exercise of options or other equity incentive awards granted to them under our 2002 Stock Incentive Plan or our 2004 Stock Incentive Plan. The 2004 Stock Incentive Plan replaced the 2002 Stock Incentive Plan.

We will not receive any of the proceeds from these sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, brokers, dealers or agents.

Our common shares are listed on the New York Stock Exchange (NYSE: PRS). On December 10, 2004, the closing price of our common shares was $14.55 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 17, 2004

We have not, nor has any individual named in this prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus. This prospectus does not constitute an offer to sell or solicitation of an offer to buy.

We have filed a registration statement on Form S-8 in respect of the common shares offered by this prospectus with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.

WHERE YOU CAN FIND MORE INFORMATION

We must file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facility. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

•	Our prospectus filed pursuant to Rule 424(b) (File Number 333-114818) filed with the SEC on September 30, 2004;

•	Our Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2004 filed with the SEC on November 9, 2004; and

•	Our Form 8-A (File Number 001-32307) filed with the SEC on September 24, 2004, including any amendments or reports filed for the purpose of updating the description of our common shares that is incorporated by reference therein.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Primus Guaranty, Ltd.
360 Madison Avenue, 23rd Floor
New York, New York 10017
Attention: Secretary
(212) 697-2227

Information on our website is not part of this prospectus.

OUR BUSINESS

Our principal business is selling credit protection under which we assume the risk of default on investment grade credit obligations. The protection we sell takes the form of a credit default swap, or credit swap. In exchange for a fixed quarterly premium we agree, upon a default or other credit event (e.g., bankruptcy, moratorium or repudiation) affecting a designated issuer, which we refer to as a Reference Entity, to pay our customer, which we refer to as a counterparty, an agreed amount. We pay this agreed amount, which we call a notional amount, upon our counterparty's delivery to us of the Reference Entity's debt obligation. Credit swaps are an efficient and standardized mechanism to reduce credit risk exposure arising from the ownership of financial obligations such as bonds, loans and receivables. The primary purchasers of credit swaps are commercial and investment banks as well as credit portfolio managers, insurance companies and other financial institutions.

PROCEEDS

We will not receive any of the proceeds from the sale of the common shares by the individuals named herein.

SELLING SHAREHOLDERS

The following table identifies our executive officers and directors, any of whom may use this prospectus to sell our common shares. We do not know whether the individuals listed below will sell any or all of their common shares covered by this prospectus. Assuming all such common shares are sold by them, none of the individuals would own one percent (1%) or more of our common shares.

Executive Officers and Directors	Number of Shares Owned(1)		Number of Shares Covered By This Prospectus
Thomas W. Jasper Chief Executive Officer and Director	758,200	(2)	599,689	(3)
Richard Claiden Chief Financial Officer	89,692	(4)	35,471	(5)
Zachary Snow General Counsel	174,262	(6)	96,083	(7)
Frank P. Filipps Director	1,562	(8)	1,562
Duncan E. Goldie-Morrison Director	1,562	(8)	1,562
James K. Hunt Director	1,562	(8)	1,562
Jay H. Shidler Director	1,482,484	(9)	1,562
John A. Ward Director	1,562	(8)	1,562

We may supplement this table to reflect additional awards made under the 2004 Stock Incentive Plan to the named individuals or to others.

(1)	Based on ownership as of November 30, 2004. Includes common shares issuable to the named individuals upon exercise of currently outstanding options and other equity awards under the 2002 Stock Incentive Plan and the 2004 Stock Incentive Plan, whether or not presently exercisable, and common shares issued to them under written compensation agreements.

(2)	This amount includes (i) 495,415 common shares, of which 125,000 common shares are indirectly owned by Mr. Jasper as Trustee for the Thomas W. Jasper 2004 GRAT; (ii) 72,785 restricted share units, of which 42,399 units are vested; and (iii) 190,000 options to purchase common shares, of which 61,875 options are vested.

(3)	This amount does not include (i) 30,386 restricted share units subject to vesting and (ii) 128,125 options to purchase common shares subject to vesting. We will supplement this prospectus as necessary as these restricted share units and options vest.

(4)	This amount includes (i) 52,192 restricted share units, of which 26,096 units are vested and (ii) 37,500 options to purchase common shares, of which 9,375 options are vested.

(5)	This amount does not include (i) 26,096 restricted share units subject to vesting and (ii) 28,125 options to purchase common shares subject to vesting. We will supplement this prospectus as necessary as these restricted share units and options vest.

(6)	This amount includes (i) 75,000 common shares, of which 50,000 are vested; (ii) 30,512 restricted share units, of which 17,958 units are vested; and (iii) 68,750 options to purchase common shares, of which 28,125 options are vested.

(7)	This amount does not include (i) 25,000 common shares subject to vesting; (ii) 12,554 restricted share units subject to vesting; and (iii) 40,625 options to purchase common shares subject to vesting. We will supplement this prospectus as necessary as these restricted common shares, restricted share units and options vest.

(8)	This amount includes 1,562 fully vested deferred common shares issued to each of our non-employee directors on October 5, 2004.

(9)	This amount includes (i) 971,171 common shares directly beneficially owned by Primus Capital Advisors, LLC, of which Mr. Shidler is Manager; (ii) 509,751 common shares directly beneficially owned by E.Capital Technologies, LLC, of which Mr. Shidler is Managing Member; and (iii) 1,562 fully vested deferred common shares issued to each of our non-employee directors on October 5, 2004.

PLAN OF DISTRIBUTION

The common shares covered by this prospectus will be sold, if at all, by the individuals named above or donees, pledgees or others on their behalf, and not by us. The common shares may be sold from time to time as follows:

•	on the New York Stock Exchange, in the over-the-counter market, on an inter-dealer quotation system or on another national securities exchange (any of which may involve crosses and block transactions);

•	to purchasers directly;

•	in ordinary brokerage transactions in which the broker solicits purchasers;

•	through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the common shares for whom they may act as agent;

•	through the writing of options on the common shares;

•	through the granting of a security interest in any common share as collateral for any loan or obligation, including such grants to brokers or dealers who may from time to time effect distributions of the common shares or other interests in the common shares;

•	through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	through block trades in which the broker or dealer so engaged will attempt to sell the common shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

•	through exchange distributions in accordance with the rules of the applicable exchange;

•	in any combination of one or more of these methods; or

•	in any other lawful manner.

These sales may be made at prices related to the then current market price or otherwise at prices and on terms then prevailing, or in privately negotiated transactions. In effecting sales, a broker or dealer engaged by an individual using this prospectus to sell common shares may arrange for other brokers or dealers to participate in the sale. In addition, any common shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rules 144 or 701(g) under the Securities Act may be sold thereunder rather than by this prospectus.

In connection with distributions of the common shares or otherwise, persons using this prospectus to sell common shares may enter into hedging transactions with broker-dealers. In connection with hedging a transaction, a broker-dealer may engage in short sales of common shares registered hereunder in the course of hedging the positions it assumes with the seller. The seller may also sell common shares short and deliver the common shares to close out the short positions. The seller may also enter into an option or other transaction with a broker-dealer which requires the delivery to the broker-dealer of common shares we have registered, which the broker-dealer may resell by this prospectus.

A seller may pay a broker-dealer or an agent compensation in the form of commissions, discounts or concessions. The broker-dealer and any other participating broker-dealer may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

We may be required to file a supplemented prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller, (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions. Any broker or dealer participating in any distribution of the common shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any common shares from or through such a broker-dealer.

We have advised the people identified in this prospectus as potential sellers of common shares that during any period when they may be engaged in a distribution of the common shares offered by this prospectus, they are required to comply with Regulation M promulgated under the Securities Exchange Act. With certain exceptions, Regulation M precludes any seller, any affiliated purchaser and any broker-dealer or other individual who participates in such a distribution from bidding for or purchasing, or attempting to induce any individual to bid for or purchase any security, that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these factors may affect the marketability of our common shares.

The people identified in this prospectus as potential sellers of common shares offer to sell all, some or none of the common shares covered by this prospectus. Because it is possible that a significant number of common shares could be sold simultaneously by means of this prospectus, such sales, or the possibility thereof, may have an adverse effect on the market price of our common shares.

INDEMNIFICATION

Under Bermuda law we may and under our Bye-laws, we will indemnify our directors, officers, the resident representative of the company, any other person appointed to a committee of the board of directors and certain other persons (and their respective heirs, executors or administrators) to the full extent permitted by law against all actions, costs, charges, liabilities, loss, damage or expense incurred or suffered by such person by reason of any act done, concurred in or omitted in the discharge of his/her duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty on the part of such director, officer or other person. Under our Bye-laws, the company and each of our shareholders agree to waive any claim or right of action, other than those involving fraud or dishonesty, against any of our officers, directors or resident representative arising out of any action taken by such persons, or the failure to take any action, in the performance of his or her duties with or for us.

We have entered into indemnification agreements with our directors and officers under which we have agreed to indemnify any director or officer made, or threatened to be made, a party to any action or proceeding (including an action by or in the right of Primus Guaranty, Ltd.), whether civil or criminal, by reason of the fact that any of them is or was a director or officer of our company, or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against any judgments, fines, amounts paid in settlement and reasonable expenses which they incur. We also maintain liability insurance covering our directors and officers.

VALIDITY OF COMMON SHARES

The validity of the common shares which may be offered hereunder has been passed upon by Conyers Dill & Pearman, Hamilton, Bermuda.

EXPERTS

The annual consolidated financial statements and schedule of Primus Guaranty, Ltd. incorporated by reference to our prospectus filed pursuant to Rule 424(b) in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant with the Securities and Exchange Commission, are incorporated by reference into this Registration Statement:

(a)    Our prospectus filed pursuant to Rule 424(b) (File Number 333-114818) filed with the SEC on September 30, 2004;

(b)    Our Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2004, filed with the SEC on November 9, 2004; and

(c)    Our Form 8-A (File Number 001-32307) filed with the SEC on September 24, 2004, including any amendments or reports filed for the purpose of updating the description of our common shares that is incorporated by reference therein.

All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

Not Applicable.

Item 6.    Indemnification of Directors and Officers.

Under Bermuda law we may and under our Bye-laws, we will indemnify our directors, officers, the resident representative of the company, any other person appointed to a committee of the board of directors and certain other persons (and their respective heirs, executors or administrators) to the full extent permitted by law against all actions, costs, charges, liabilities, loss, damage or expense incurred or suffered by such person by reason of any act done, concurred in or omitted in the discharge of his/her duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty on the part of such director, officer or other person. Under our Bye-laws, the company and each of our shareholders agree to waive any claim or right of action, other than those involving fraud or dishonesty, against any of our officers, directors or resident representative arising out of any action taken by such persons, or the failure to take any action, in the performance of his or her duties with or for us.

We have entered into indemnification agreements with our directors and officers under which we have agreed to indemnify any director or officer made, or threatened to be made, a party to any action or proceeding (including an action by or in the right of Primus Guaranty, Ltd.), whether civil or criminal, by reason of the fact that any of them is or was a director or officer of our company, or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against any judgments, fines, amounts paid in settlement and reasonable expenses which they incur. We also maintain liability insurance covering our directors and officers.

Item 7.    Exemption from Registration Claimed.

The outstanding securities to be resold under this registration statement were sold by Primus Guaranty, Ltd. in transactions that were exempt from the registration requirements of the Securities Act either (i) pursuant to Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or (ii) with respect to issuances to officers or directors, Rule 701, promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions. All recipients either received adequate information about us or had adequate access, through their relationships with us, to such information.

Item 8.    Exhibits.

Exhibit	Description
4.1	Memorandum of Association of Primus Guaranty, Ltd. (filed as an Exhibit to the Registrant's Registration Statement on Form S-1, dated September 29, 2004, and incorporated by reference herein).
4.2	Bye-Laws of Primus Guaranty, Ltd. (filed as an Exhibit to the Registrant's Registration Statement on Form S-1, dated September 29, 2004, and incorporated by reference herein).
5.1	Opinion of Conyers Dill & Pearman.*
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).*
24	Powers of Attorney (included on page II-4 of this Registration Statement).

Item 9.    Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

* Filed herewith.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on December 17, 2004.

PRIMUS GUARANTY, LTD.

By:	/s/ Thomas W. Jasper Thomas W. Jasper Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Thomas W. Jasper and Richard Claiden, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the date or dates indicated.

Signature	Title	Date

/s/ Thomas W. Jasper	Chief Executive Officer (Principal Executive Officer)	December 17, 2004

Thomas W. Jasper

/s/ Richard Claiden	Chief Financial Officer (Principal Financial and Accounting Officer)	December 17, 2004

Richard Claiden

/s/ Michael P. Esposito, Jr.	Director and Chairman of the Board	December 17, 2004

Michael P. Esposito, Jr.

/s/ Frank P. Filipps	Director	December 17, 2004

Frank P. Filipps

/s/ Duncan E. Goldie-Morrison	Director	December 17, 2004

Duncan E. Goldie-Morrison

/s/ Thomas J. Hartlage	Director	December 17, 2004

Thomas J. Hartlage

/s/ James K. Hunt	Director	December 17, 2004

James K. Hunt

/s/ Robert R. Lusardi	Director	December 17, 2004

Robert R. Lusardi

/s/ Jay H. Shidler	Director	December 17, 2004

Jay H. Shidler

/s/ John A. Ward, III	Director	December 17, 2004

John A. Ward, III

INDEX TO EXHIBITS

Exhibit	Description
4.1	Memorandum of Association of Primus Guaranty, Ltd. (filed as an Exhibit to the Registrant's Registration Statement on Form S-1, dated September 29, 2004, and incorporated by reference herein).
4.2	Bye-Laws of Primus Guaranty, Ltd. (filed as an Exhibit to the Registrant's Registration Statement on Form S-1, dated September 29, 2004, and incorporated by reference herein).
5.1	Opinion of Conyers Dill & Pearman.*
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).*
24	Powers of Attorney (included on page II-4 of this Registration Statement).

*	Filed herewith.